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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE



AMB PROPERTY CORPORATION FORMS PARTNERSHIP WITH CITY AND COUNTY OF SAN FRANCISCO EMPLOYEES' RETIREMENT SYSTEM

AMB AND CCSFERS EXPAND RELATIONSHIP TO INVEST IN AND DEVELOP DISTRIBUTION FACILITIES NATIONWIDE

PARTNERSHIP COMMITS UP TO $250 MILLION IN CAPITAL


San Francisco, February 14, 2001 -- AMB Property Corporation (NYSE: AMB), today announced a private partnership with the City and County of San Francisco Employees' Retirement System (CCSFERS) that will acquire, develop and redevelop distribution facilities nationwide.

CCSFERS, a pension fund with $12 billion of assets under management, committed $50 million of equity to be invested in industrial distribution properties. When combined with AMB's equity investment of $50 million and debt financings of up to $150 million, the committed capitalization of the partnership will total approximately $250 million. AMB's equity was funded through a contribution of industrial properties, including one facility that is under development.

The partnership's investment strategy is parallel to AMB's investment strategy of acquiring and developing distribution facilities in major U.S. cities near airports, ports and key interstate highways. The venture will invest in High Throughput DistributionO facilities serving customers that are expediting goods through the supply chain. This new partnership builds upon a long-term alliance between AMB and CCSFERS, and demonstrates the strength of AMB's co-investment model.

"The private capital model is a key driver of AMB's growth plan," commented John
T. Roberts, president of AMB Investment Management, a subsidiary of AMB providing services to private investors. "We have developed the infrastructure over the last 18 years to provide services to pension plans, endowments and foundations and we have a successful track record of investing on their behalf," he continued. "Our partnership structure ensures that AMB's interests are aligned with our investors' interests. We are very pleased to expand our long-standing relationship with CCSFERS."

Hamid R. Moghadam, chairman and CEO of AMB, said "The private funding initiative will benefit stockholders over time by increasing AMB's return on invested capital while delivering important investing services for our institutional clients."



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AMB, as general partner, will receive distributions for acquisitions, asset management, developments and possible promoted interests consistent with its existing private capital partnerships such as AMB Institutional Alliance Fund I.

AMB Property Corporation is one of the leading owners and operators of industrial real estate nationwide. As of December 31, 2000, AMB owned, managed and had renovation and development projects totaling 92 million square feet and 1,005 buildings in 27 metropolitan markets. AMB targets High Throughput Distribution(TM) properties - industrial properties located in major distribution markets near airports, seaports and ground transportation systems. These HTD(TM) facilities are built for speed and benefit from barriers to entry due to their supply-constrained locations and proximity to large customer bases. AMB - A tradition of nontraditional thinking(TM).
AMB's press releases are available on the company website at http://www.amb.com or by contacting the Investor Relations department toll-free at 877-285-3111. This press release contains forward-looking statements about business strategy related to accessing private capital, the partnership between AMB and CCSFERS and its business strategy and the benefit of private capital to stockholders. These statements are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. The events or circumstances reflected in our forward-looking statements might not occur. In particular, a number of factors could cause AMB's actual results to differ materially from those anticipated, including, among other things, defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, AMB's failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, AMB's failure to successfully integrate acquired properties and operations, AMB's failure to timely reinvest proceeds from any such dispositions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, AMB's inability to obtain necessary permits and public opposition to these activities), AMB's failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. AMB's success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation and population changes. For further information on these and other factors that could impact AMB and the statements contained herein, reference should be made to AMB's filings with the Securities and Exchange Commission, including AMB's quarterly report on Form 10-Q for the quarter ended December 31, 2000.

AMB CONTACTS

INVESTORS                           MEDIA

Victoria A. Robinson                Christine G. Schadlich
Director -- Investor Relations      Vice President -- Corporate Communications
Toll-free                           877 285.3111   Direct 415 733.5233
Fax      415 394.9001               Fax     415 394.9001
Email    ir@amb.com                 Email   cschadlich@amb.com